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                                                                     EXHIBIT 3.1

   CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF CLASS A NON-VOTING
                          CONVERTIBLE PREFERRED STOCK
                                      OF
                              THE WMF GROUP, LTD.
                              -------------------

            PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE

     THE WMF GROUP, LTD., a Delaware corporation ("WMF" or the "Corporation"), certifies that pursuant to the authority conferred upon the Board of Directors by the Fifth Article of its Amended and Restated Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution at a meeting of the Board of Directors duly held on December 30, 1998, creating a series of its Preferred Stock designated as Class A Non-Voting Convertible Preferred Stock;

     RESOLVED, that pursuant to Section 151 of the Delaware General Corporation Law and authority granted in the Corporation's Amended and Restated Certificate of Incorporation, such Amended and Restated Certificate of Incorporation shall be amended by adding a new Article Eleventh such that a series of Class A Non-Voting Convertible Preferred Stock of the Corporation be hereby created, and that the designation and amount thereof and the voting power, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Amended and Restated Certificate of Incorporation, shall be as follows:

                               ARTICLE ELEVENTH

SECTION 1.  DEFINITIONS.
            -----------

     As used in this Article Eleventh, unless otherwise defined herein, capitalized terms shall have the meanings set forth below:

     "Change of Control" shall mean each occurrence of any of the following:
(i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Harvard Private Capital Holdings, Inc., Demeter Holdings Corporation, Phemus Corporation, Capricorn Investors I, L.P., Capricorn Investors II, L.P. and their respective affiliates, of the Corporation's outstanding shares with voting power, under ordinary circumstances, to elect Directors of the Corporation which would result in such individual entity or group beneficially owning more than 25% of such outstanding shares; (ii) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and (iii) (A) the Corporation
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consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets to any individual or entity, or
(B) any entity consolidating with or merging into the Corporation, provided,
                                                                   --------
however, that the events described in clause (iii) shall not be deemed to be a
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Change of Control if the sole purpose of such event is that the Corporation is seeking to change its domicile or to change its form of organization from a corporation to another organizational form.

     "Class A Stock" shall mean the Class A Non-voting Convertible Preferred Stock of The WMF Group, Ltd.

     "Class A Value" shall mean $5.00 per share, except with respect to shares of Class A Stock purchased pursuant Article 1 of the Stock Purchase Agreement, in which instance "Class A Value" shall mean $4.587 per share.

     "Common Stock" shall mean the common shares of The WMF Group, Ltd.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Initial Holders" shall mean Demeter Holdings Corporation, Phemus Corporation and Capricorn Investors II, L.P., the initial holders of the Class A Stock.

     "Mandatory Conversion" shall mean the mandatory conversion of the Class A Stock into Common Stock pursuant to Section 5 of this Article Eleventh.

     "Mandatory Conversion Date" shall mean the earlier of (i) the date upon which the Corporation receives notice that the Mandatory Conversion has received any necessary approval under the HSR Act from the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or other agency having jurisdiction or (ii) the date immediately following the date upon which any waiting period applicable to the Mandatory Conversion under the HSR Act expires or is terminated without any action by the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or other agency having jurisdiction to enjoin the Mandatory Conversion.

     "Redemption Date" shall mean the date the Corporation designates for redemption of outstanding shares of Class A Stock pursuant to Section 7 hereof.

     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of October 16, 1998 among WMF, Demeter Holdings Corporation, Phemus Corporation and Capricorn Investors, II, L.P.

SECTION 2.  DESIGNATION.
            ------------

     The designation of this Series shall be Class A Non-Voting Convertible Preferred Stock and the number of shares constituting this Series shall be Three Million, Six Hundred Thirty Five Thousand, Nine Hundred Seventy Two
(3,635,972).  Shares of this Series shall have a par value of $0.01 per share.

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SECTION 3.  VOTING RIGHTS.
            --------------

     The holders of each share of Class A Stock shall have no voting rights, except as required by the laws of the State of Delaware. In the event that the laws of the State of Delaware require that the holders of Class A Stock have voting rights, the holders of Class A Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, voting together as a single voting group with the holders of the Common Stock.

SECTION 4.  DIVIDENDS.
            ----------

     (a)  Limits.  Holders of the Class A Stock shall not be entitled to
          ------
participate in the earnings or assets of the Corporation, except as provided herein.

     (b)  Dividend Between Issuance and Mandatory Conversion Date.  From the
          -------------------------------------------------------
date of issuance of the Class A Stock up to, but not including, the Mandatory Conversion Date, the Class A Stock shall rank pari passu with the Common
                                              ---- -----
Stock as to dividends, and the holders of the Class A Stock shall be entitled to receive out of any funds of the Corporation legally available therefor, dividends at the same rate per share as may be declared and paid upon the Common Stock, if, when and as declared from time to time by the Board of Directors, in its discretion, and upon the liquidation or winding up of the Corporation.

     (c)  Calculation of Dividend if Mandatory Conversion Denied HSR Act
          --------------------------------------------------------------
Approval. Commencing upon the first to occur of (i) February 5, 1999, and (ii)
--------
the date of the Corporation's receipt of final notice from the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or other agency having jurisdiction, that it intends to object to the Mandatory Conversion (the "Commencement Date"), and continuing thereafter, cumulative preferential dividends shall accrue on the Class A Stock (i) at an annual rate of 11% of the Class A Value from the Commencement Date through February 1, 1999 (if the Commencement Date occurs on or prior to February 1, 1999), (ii) at an annual rate to be agreed upon between the holders of a majority of the Class A Stock and the Corporation or, if there is not such agreement, 15% of the Class A Value for the period from February 2, 1999 through May 31, 1999, and (iii) at an annual rate to be agreed upon between the holders of a majority of the Class A Stock and the Corporation or, if there is no such agreement, 18% of the Class A Value thereafter (each, separately and collectively, the "Preferred Dividend"), provided that such rate shall at all times be equal to the equivalent dividend
--------
rate on the Company's Common Stock for each quarterly period if such rate exceeds the Preferred Dividend. The Preferred Dividend shall be payable prior to the payment of dividends on any other class or series of the Corporation's capital stock on May 31, 1999, and thereafter quarterly in arrears on the last day of each June, September, December and March and on any other date designated by the Board of Directors to holders of record of the Class A Stock on each such date.

     (d)  Limits on Dividend Preference.  Holders of the Class A Stock will
          -----------------------------
not be entitled to any dividends in excess of the dividends as described above.

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SECTION 5.  MANDATORY CONVERSION.
            ---------------------

     (a)  Conversion; Conversion Factor.  On the Mandatory Conversion Date, each
          -----------------------------
share of Class A Stock outstanding will be converted into one share (the "Conversion Factor") of Common Stock of the Corporation. The Conversion Factor shall be proportionally adjusted if the Corporation (A) pays a dividend or makes a distribution on the Common Stock in Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, (C) combines its outstanding Common Stock into a smaller number of shares, or (D) issues any shares of capital stock by reclassification of its Common Stock. The Conversion Factor shall be equitably adjusted to reflect the effect of any issuance of capital stock (or options, rights or warranties to acquire capital stock) of the Company for less than fair market value, other than pursuant to the Rights Offering referred to in the Stock Purchase Agreement. The Corporation shall mail to each holder of record of the Class A Stock at their respective addresses as they appear on the stock transfer records of the Corporation a summary of the basis for and calculation of each such adjustment.

     (b)  Notice.  Notice of any mandatory conversion hereunder will be mailed
          ------
by the Corporation, postage prepaid, not less than three days after the Conversion Date, addressed to the respective holders of record of the Class A Stock to be converted at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Class A Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom such notice was defective. In addition to any information required by law, such notice shall state: (A) the Conversion Date; (B) the total number of shares of Class A Stock to be converted; and (C) the place or places where certificates for such shares are to be surrendered for replacement with certificates for Common Stock.

     (c)  Effect of Conversion.  After the Conversion Date, Class A Stock shall
          --------------------
no longer be deemed to be outstanding and shall not have the status of Class A Stock and all rights of the holders thereof as shareholders of the Corporation shall terminate, except the right to receive shares of Common Stock upon conversion of shares of Class A Stock.

SECTION 6.  CONVERSION AT THE OPTION OF THE HOLDER.
            --------------------------------------

     (a) Each share of the Class A Stock shall be convertible at any time (including the period between the mailing of notice of redemption of any Class A Stock and the redemption of such Class A Stock) at the option of the holder into
(i) one share of Common Stock, adjusted by application of the Conversion Factor as provided in Section 5(a), plus (ii) an additional number of shares of Common Stock having a fair market value on the date of conversion equal to accrued but unpaid cash dividends through the Conversion Date.

     (b) To exercise the conversion right provided for in Section 6(a), the holder of each share of Class A Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation, at the Corporation's principal executive office, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Class A Stock.

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SECTION 7.  OPTIONAL REDEMPTION.
            --------------------

     (a)  Redemption Value.  The Corporation may, at its option at any time,
          ----------------
redeem outstanding shares of Class A Stock for a cash price equal to the sum of
(i) the Class A Value and (ii) all accrued but unpaid cash dividends through the Redemption Date (the "Redemption Price"). If the Corporation redeems fewer than all of the shares of the Class A Stock outstanding, it shall redeem such shares pro rata from each of the holders of record of the Class A Stock (based upon the
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number of shares of Class A Stock held by each of them), as determined five (5)
business days prior to the designated Redemption Date.

     (b)  Notice.  Notice of any redemption will be mailed by the Corporation,
          ------
postage prepaid, not less than 40 days prior to the Redemption Date, addressed to the respective holders of record of the Class A Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class A Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom such notice was defective. In addition to any information required by law, such notice shall state: (A) the Redemption Date; (B) the total number of shares of Class A Stock to be redeemed; and (C) the place or places where certificates for such shares are to be surrendered for replacement with certificates for common stock.

     (c)  Effect of Redemption.  After the Redemption Date, the Class A Stock
          --------------------
to be redeemed shall no longer be deemed to be outstanding and shall not have the status of Class A Stock and all rights of the holders thereof as shareholders of the Corporation shall terminate, except the right to receive the Redemption Price.

     (d)  Subsequent Transactions.  If (i) during the two-year period following
          -----------------------
any Redemption Date, the Corporation (A) announces that it intends to engage in, or engages in, any dissolution, liquidation, Change of Control, merger, consolidation, share exchange, self-tender offer, sale of substantially all assets or other transaction in which the Common Stock of the Company is exchanged for cash, securities or other property (each an "Adjustment Transaction"), (B) agrees to engage in any Adjustment Transaction or (C) solicits any Adjustment Transaction, and (ii) in the case of an Adjustment Transaction that is announced, agreed to or solicited within such period, such Adjustment Transaction is actually consummated, then, upon repayment to the Company of the Redemption Price, plus interest at the prime rate (as published from time to time in The Wall Street Journal under the caption "Money Rates")
                     -----------------------
from the Redemption Date through the date of such repayment, the former holders of the Class A Stock redeemed on such Redemption Date shall be entitled to receive in such Adjustment Transaction the consideration that they would have received if they had retained and converted their shares of Class A Stock into shares of Common Stock pursuant to Section 6 hereof immediately prior to such Adjustment Transaction. The Corporation shall not enter into any agreement with respect to any Adjustment Transaction that does not make appropriate provision for the rights of the former holders of Class A Stock hereunder.

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SECTION 8.  LIQUIDATION PREFERENCE.
            -----------------------

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any Change of Control (in each case, a "Liquidation Event"), the holders of the shares of Class A Stock then outstanding will be entitled to receive an amount per share as a dividend (the "Class A Preferential Amount") equal to the Class A Value, plus (i) all accrued
                                                           ----
but unpaid cash dividends through the Liquidation Event minus (ii) all amounts
                                                        -----
previously paid by the Corporation to the holders of such Class A Stock (and all prior holders) which represented a return of invested capital for financial accounting purposes.

     All of the Class A Preferential Amounts to be paid to the holders of the Class A Stock pursuant to this Section 8 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of the Common Stock in connection with such Liquidation Event. After the setting apart or payment in full by the Corporation of the Class A Preferential Amounts as set forth in this Section 8, and subject to any agreements between the holders of the Common Stock and the Corporation, the holders of the Common Stock shall be entitled to participate ratably, to the exclusion of the holders of the Class A Stock, in the distribution of all remaining assets or surplus funds of the Corporation, on the basis of the number of shares held by each such holder, until such holders have received an amount per share equal to the Class A Preferential Amount and then the holders of the Common Stock and Class A Stock shall be entitled to participate ratably in the distribution of all remaining assets or surplus funds of the Corporation on the basis of the number of shares of Common Stock and Class A Stock (on an as-converted basis) held by them.

     The Corporation will mail a Liquidation Notice not less than 10 days prior to the payment date stated therein, to each record holder of shares of Class A Stock. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this Section 8 be regarded as a Liquidation Event.

     The foregoing Section 8 may be waived in writing by the holders of a majority of the Class A Stock and such waiver shall be binding upon all the holders of Class A Stock.

SECTION 9.  MISCELLANEOUS.
            --------------

     (a)  Registration of Transfer.  The Corporation shall keep at its principal
          ------------------------
office a register for the registration of shares of Class A Stock. Upon the surrender at its principal office of any certificate representing shares of Class A Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     (b)  Replacement.  Upon receipt of evidence of the ownership and the loss,
          -----------
theft, destruction or mutilation of any certificate evidencing one or more shares of Class A Stock, and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory), the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

     (c)  Notices.  All notices referred to herein, except as otherwise
          -------
expressly provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, by overnight courier, or by telefax and will be deemed to have been given when so hand delivered or mailed or confirmed as received by telefax.

          The Corporation shall provide at least 30-days' prior written notice to the Holders of Class A Stock of the consummation of any Adjustment Transaction or of any record date with respect to the Common Stock relating to any Adjustment Transaction.

     IN WITNESS WHEREOF, The WMF Group, Ltd. has caused this Certificate of Designations, Preferences and Rights of Class A Non-Voting Convertible Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 30th day of December, 1998.


                                     THE WMF GROUP, LTD.



                                     By:   /s/ Shekar Narasimhan
                                           ---------------------
                                           Shekar Narasimhan
                                           President and Chief Executive Officer



(Corporate Seal)

ATTEST:



By:  /s/ Barbara Ekstrom
     -------------------
     Barbara Ekstrom
     Corporate Secretary

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